Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated February 19, 1999, relating to the financial statements of Applied Cellular Technology, Inc., included in Applied Cellular Technology, Inc.'s Form 10-K for the year ended December 31, 1998.





/S/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
St. Louis, Missouri
December 1, 1999